UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 17, 2018

Date of Report (Date of earliest event reported)

Immune Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

37 North Orange Ave, Suite 607, Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-613-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On April 17, 2018, TNI BioTech International, Ltd. (“TNIB”), a subsidiary of Immune Therapeutics, Inc., a Florida corporation (the “Company”), effected a power of attorney (the “Power of Attorney”) which grants Fidson Healthcare Plc, a Nigerian company (“Fidson”) the authority to act on TNIB’s behalf in Nigeria with respects to Lodonal™, the Company’s lead drug candidate, including but not limited to submitting registration documents to regulatory authorities, following up on registration procedures, and all related other matters. The Power of Attorney is valid for a period of five (5) years. On May 16, 2018, Fidson formally accepted its appointment as the sole distributor of Lodonal™ in Nigeria.

Item 1.02 Termination of a Material Definitive Agreement

On October 2, 2013, the Company published a Form 8-K (the “2013 8-K”) announcing that TNIB had entered into a Distribution Agreement (the “AHAR Agreement”) with AHAR Pharma, a Nigerian company (“AHAR”), to market and distribute Lodonal™ in Nigeria. On April 17, 2018, TNIB terminated the AHAR Agreement and revoked the power of attorney that originally allowed AHAR to solely represent Lodonal™ in Nigeria on TNIB’s behalf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE THERAPEUTICS, INC.

Date: May 22, 2018	By:	/s/ Noreen Griffin
Noreen Griffin, CEO